UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2022

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11835 West Olympic Boulevard, Suite 900E Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 494-3833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value	EVGO	Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Katherine Motlagh to the Board

On April 1, the board of directors (the “Board”) of EVgo Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee of the Board, appointed Katherine Motlagh as a director on the Board, effective immediately. The Board also approved the immediate appointment of Ms. Motlagh as a member on the Nominating and Governance Committee, the Compensation Committee and the Audit Committee. Ms. Motlagh will also chair the Audit Committee.

Since October 2020, Ms. Motlagh has served as Executive Vice President and Chief Financial Officer of CyrusOne LLC (“CyrusOne”), owner and operator of more than 50 carrier-neutral data centers in North America, Europe, and South America, providing colocation and connectivity services and enabling computing needs for the businesses.  In this role, Ms. Motlagh is a member of the executive management team and is responsible for CyrusOne’s accounting, finance, capital markets, tax, procurement, and investor relations.  Prior to CyrusOne, she served from May 2015 to October 2020 as a CFO of the Europe, Africa and Latin America regions at American Tower, a global infrastructure REIT which develops, owns, and operates multitenant communications real estate. In that role, Ms. Motlagh was responsible for providing strategic leadership and oversight of all financial activities and financial reporting, management of international tax policy, and planning and internal control compliance for international businesses in 18 countries and where she led a global finance organization of over 300 employees.  Ms. Motlagh’s earlier career included divisional CFO roles as well as a variety of finance and accounting leadership roles with progressively increasing responsibilities at Ericsson, Inc., Nokia, Inc., and Nextel Communications, Inc.  Ms. Motlagh has earned a masters’ degree from the Academy of Finance in Moscow and is a licensed Certified Public Accountant. Additionally, Ms. Motlaugh has previously served on the National and European Boards of the Institute of Management Accountants and is a Certified Management Accountant.  The Company believes Ms. Motlagh’s substantial financial expertise make her well suited to serve on the Board.

The Board has determined that Ms. Motlagh is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market, and that she qualifies as an Audit Committee Financial Expert.

Ms. Motlagh is eligible to participate in the Company’s Non-Employee Director Compensation Program, which provides for (i) an annual retainer of $50,000 for services as a director, (ii)  an annual retainer in relation to acting as the Chair of the Audit Committee of $30,000, (iii) an annual retainer for acting as a member of the Compensation Committee and the Nominating and Governance Committee of $7,500 for each committee, (iv) an initial grant of restricted stock units with a value of approximately $50,000 on the date of grant, which shall be subject to a three-year vesting schedule, with one-third vesting on each of anniversary of the grant date, and (v) an annual grant of restricted stock units with a value of approximately $160,000 on the date of grant, which shall vest in full on the first anniversary of the grant date.

The selection of Ms. Motlagh as a director of the Company was not made pursuant to any arrangement or understanding with any other person. There are no family relationships between Ms. Motlagh and any director or executive officer of the Company and Ms. Motlagh does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Resignation of Elizabeth Comstock

On April 1, 2022, Elizabeth Comstock informed the Company of her decision not to stand for re-election to the Board at the Company’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”) scheduled for May 18, 2022.  Ms. Comstock’s decision not to stand for re-election is not the result of any disagreement with the Company or any of its affiliates on any matter related to the Company’s operations, policies or practices.

Nomination of Badar Khan to the Board

On April 1, the Board, upon the recommendation of the Nominating and Governance Committee of the Board nominated Badar Khan to stand for election at the 2022 Annual Meeting as a Class I Director with a term expiring at the 2025 annual meeting of stockholders, in the place of Ms. Comstock.

Mr. Khan brings a wealth of experience to the Board.  He joined National Grid in April 2017 and currently serves as President at National Grid US since November 2019, where he leads the company’s core domestic business operations. In this role, Mr. Khan oversees the provision of electricity, natural gas and clean energy solutions to over 20 million people across Massachusetts, New York and Rhode Island. Mr. Khan has served on the board of directors of CRH plc since October 2021.  From April 2017 to November 2019, he was the President of National Grid Ventures, a global portfolio of large-scale competitive energy projects – including electricity interconnectors, onshore wind and solar generation, competitive electricity transmission, and LNG storage – and oversaw the creation of National Grid Partners, the company’s venture capital and innovation arm. Mr. Khan previously worked at Centrica plc for 14 years in the UK and US, including from 2013 to 2017 as Chief Executive Officer of Direct Energy, the North American subsidiary that provides electricity, natural gas and home services. Prior to that, he was an officer of a start-up private retail energy company in the US and has also worked in management consulting with Deloitte Consulting. He has a degree in engineering from Brunel University in London and an MBA from the Wharton School of the University of Pennsylvania. With more than 25 years of experience in the energy sector, EVgo believes Mr. Khan is well suited to serve on the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVgo Inc.

Date: April 7, 2022	By:	/s/ Olga Shevorenkova
	Name:	Olga Shevorenkova
	Title:	Chief Financial Officer
(Principal Financial Officer)

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